Exhibit 99.1

NEWS RELEASE

Gray Media Announces Second Quarter Financial Results

Atlanta, Georgia –August 7, 2026. . . Gray Media (NYSE: GTN) today announced its financial results for the quarter ended June 30, 2026.

EXECUTIVE COMMENTARY

Hilton Howell, Jr., Executive Chairman and CEO, commented, “Our second quarter 2026 results are starting to reflect the benefits of our M&A activity. We met or exceeded our second quarter guidance across every metric except corporate expense, which was higher due to transaction-related costs, and our net leverage ratio improved during the quarter. We are particularly pleased with political advertising, which significantly exceeded our second quarter guidance, and is trending ahead of not only 2024 but also 2022 year-to-date levels. Our Net Retransmission Revenue returned to year-over-year growth even excluding the 2026 acquisitions, despite the blackout that ended on May 1.

“Year-to-date, we have made progress on every front. We have added stations in 22 markets (net of dispositions) including stations in six markets from American Spirit Media. We continue to invest in our stations, people and communities to drive journalistic excellence, as reflected by our 93 Regional Edward R. Murrow Awards this year, up from 81 last year. We expanded our local professional sports portfolio by adding approximately 70 televised Atlanta Hawks regular season games on WANF in Atlanta and across our Peachtree Sports Network through the 2028-29 NBA season. We also made progress on our balance sheet through creative transactions that lower our cost of capital and enhance our cash flow. Our goal is to extend our market leadership as the largest owner of top-rated local television stations by prudently investing in our broadcast business, while also prioritizing balance sheet deleveraging.”

Gray Media Second Quarter Results vs. Guidance

($ in millions)
	High End of 2Q 2026 Guidance (1)	Impact of 2Q Acquisitions (2)	High End of 2Q 2026 Guidance Adjusted for 2Q Acquisitions	Reported 2Q 2026 Results (2)

Core Advertising Revenue	Down MSD	3%	Down LSD	(1)%

Political Advertising Revenue	$70	$3	$73	$83

Total Revenue	$800	$30	$830	$839

Net Retransmission Revenue (3)	$143	$6	$149	$150

Broadcasting Expense (4)	$550	$21	$571	$569

Corporate and Administrative Expense (4)	$35	$-	$35	$37

(1)

“High End of 2Q 2026 Guidance” as disclosed in our first quarter 2026 earnings press released on May 7, 2026 assumed full-quarter results from (i) the WBBJ and the Allen 3 acquisitions that closed in 1Q 2026 and (ii) the markets that we swapped to Scripps on May 15, 2026. Guidance for the second quarter of 2026 excluded any anticipated results from the 2Q Acquisitions as defined in Note (2). 2Q Acquisitions includes the as reported results attributable to the 2Q Acquisitions from their respective closing dates to provide a more meaningful comparison of results against guidance for 2Q 2026 issued on May 7, 2026.

(2)

During 2Q 2026, Gray acquired television stations in seven additional markets from Allen Media, as well as stations from Block Communications and Sagamore Hill (collectively, the “2Q Acquisitions”); and swapped stations to Scripps in a non-monetary exchange. “Impact of 2Q Acquisitions” reflects the as reported results from 2Q 2026 that are attributable to the 2Q Acquisitions from their respective closing dates. “Reported 2Q 2026 Results” presents our actual results, which includes the impact of the 2Q Acquisitions and the swap transaction from their respective closing dates in accordance with U.S. GAAP.

(3)	Net Retransmission Revenue is calculated as retransmission consent revenue less broadcast network affiliation fees.

(4)	Expense line items exclude depreciation, amortization, impairment and gain or loss on disposal of long-lived assets.

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.graymedia.com

FINANCIAL HIGHLIGHTS:

●

Total Revenue - $839 million in the second quarter of 2026, or an increase of 9% compared to second quarter 2025. The 2026 Acquisitions(1) contributed $41 million in total revenue in the second quarter of 2026.

●

Core Advertising Revenue – $357 million in the second quarter of 2026, or a decrease of 1% compared to second quarter 2025. The 2026 Acquisitions contributed $15 million of core advertising revenue in the second quarter of 2026.

●

Political Advertising Revenue – $83 million in the second quarter of 2026, compared to $9 million in the second quarter of 2025, and $47 million and $90 million in the second quarters of 2024 and 2022, respectively, the previous “on-years” of the two-year election cycle. The 2026 Acquisitions contributed $3 million of political advertising revenue in the second quarter of 2026.

●

Retransmission Consent Revenue – $359 million in the second quarter of 2026, or a decrease of 3% from $369 million in the second quarter of 2025. Retransmission consent revenue decreased due to continued subscriber declines, the transition of one station to independent status, and a resolved dispute with a distribution partner. The 2026 Acquisitions contributed $23 million of retransmission consent revenue in the second quarter of 2026. Net Retransmission Revenue was $150 million in the second quarter of 2026, an increase of 10% from $136 million in the second quarter of 2025. The 2026 Acquisitions contributed $9 million of Net Retransmission Revenue in the second quarter of 2026.

●

Broadcasting Expenses – $569 million in the second quarter of 2026, or an increase of 1% compared to the second quarter of 2025. The 2026 Acquisitions increased broadcasting expenses by $30 million in the second quarter of 2026.

●	Corporate Expenses – $37 million, above the high end of the $30 million to $35 million guidance range, primarily due to transaction-related expenses.

(1) We define “2026 Acquisitions” as all of the acquisitions which closed between January 1, 2026 and June 30, 2026. This includes stations acquired from Bahakel Communications, Ltd. (WBBJ), all ten markets from Allen Media Group, Block Communications, Inc. and Sagamore Hill Broadcasting, Inc. The 2026 Acquisitions exclude the station swap with Scripps.

Gray Media, Inc.
Earnings Release for the three and six-month periods ended June 30, 2026	Page 2 of 13

Selected Operating Data (Unaudited)

	Three Months Ended June 30,
			% Change
			2026 to
	2026	2025	2025
	(dollars in millions)
Revenue (less agency commissions):
Core advertising	$357	$361	(1)%
Political advertising	83	9	822%
Retransmission consent	359	369	(3)%
Other	14	15	(7)%
Total broadcasting revenue	813	754	8%
Production companies	26	18	44%
Total revenue	$839	$772	9%

Net Retransmission Revenue (1):
Retransmission consent revenue	$359	$369	(3)%
Less: network affiliation fees	209	233	(10)%
Net Retransmission Revenue	$150	$136	10%

Operating expenses (2):
Broadcasting
Station expenses	$360	$330	9%
Network affiliation fees	209	233	(10)%
Total broadcasting expense	$569	$563	1%

Production companies	$22	$20	10%

Corporate and administrative:
Corporate expenses	$27	$19	42%
Transaction Related Expenses	7	1	600%
Non-cash stock-based compensation	3	5	(40)%
Total corporate and administrative expense	$37	$25	48%

Net income (loss)	$14	$(56)	125%

Adjusted EBITDA (2)	$214	$169	27%

(1)	See definition of non-GAAP terms included herein.
(2)	Excludes depreciation, amortization, impairment and (gain) loss on disposal of assets, net.

Gray Media, Inc.
Earnings Release for the three and six-month periods ended June 30, 2026	Page 3 of 13

	Six Months Ended June 30,
			% Change
			2026 to
	2026	2025	2025
	(dollars in millions)
Revenue (less agency commissions):
Core advertising	$709	$705	1%
Political advertising	113	22	414%
Retransmission consent	698	748	(7)%
Other	32	34	(6)%
Total broadcasting revenue	1,552	1,509	3%
Production companies	55	45	22%
Total revenue	$1,607	$1,554	3%

Net Retransmission Revenue (1):
Retransmission consent revenue	$698	$748	(7)%
Less: network affiliation fees	406	467	(13)%
Net Retransmission Revenue	$292	$281	4%

Operating expenses (2):
Broadcasting
Station expenses	$718	$672	7%
Network affiliation fees	406	467	(13)%
Non-cash stock-based compensation	-	1	(100)%
Total broadcasting expense	$1,124	$1,140	(1)%

Production companies	$50	$40	25%

Corporate and administrative:
Corporate expenses	$54	$45	20%
Transaction Related Expenses	11	1	1000%
Non-cash stock-based compensation	11	11	0%
Total corporate and administrative expense	$76	$57	33%

Net (loss) income	$(6)	$(65)	91%

Adjusted EBITDA (2)	$368	$329	12%

(1)	See definition of non-GAAP terms included herein.
(2)	Excludes depreciation, amortization, impairment and (gain) loss on disposal of assets, net.

Gray Media, Inc.
Earnings Release for the three and six-month periods ended June 30, 2026	Page 4 of 13

FINANCIAL POSITION AND LEVERAGE

Debt Summary - The table below summarizes our debt principal and cash balances:

	As of
	June 30, 2026	December 31, 2025
Outstanding principal of debt obligations (1):
First lien term loans	$739	$749
Senior secured first lien notes	1,970	1,900
Senior secured second lien notes	1,150	1,150
Senior unsecured notes	2,008	2,011
Total outstanding principal of debt obligations	5,867	5,810
Less cash	(176)	(368)
Total outstanding principal of debt obligations, less cash	$5,691	$5,442

(1)	Excludes letters of credit, accounts receivable securitization facility and preferred stock.

Recent Financing Activities

●

Additional 2033 1L Notes – On June 30, 2026, we issued $70 million in additional 7.250% Senior Secured First Lien Notes due in 2033 at par, plus accrued interest. The additional notes were used to fund $40 million of the purchase consideration for the first closing of American Spirit Media, LLC and $30 million to repurchase an aggregate liquidation preference of $50 million of Series A Perpetual Preferred Stock (50,000 shares).

●

Repurchase of 2029 1L Notes and 2031 Notes – On July 21, 2026, we repurchased, in a privately negotiated transaction, $100 million of our 10.500% Senior Secured First Lien notes due in 2029 and $20 million of our 5.375% Senior Unsecured Notes due 2031, each at a price of par, plus accrued interest, using cash on hand and borrowings under our existing revolving credit facility.

●

Debt Repurchase Authorization – On August 6, 2026, our Board of Directors authorized us to use up to $250 million of available liquidity to repurchase our outstanding indebtedness through December 31, 2027, replacing our prior authorization that expired on December 31, 2025. The extent of such repurchases, including the amount and timing of any repurchases, will depend on general market conditions, regulatory requirements, alternative investment opportunities and other considerations. This repurchase program does not require us to repurchase a minimum amount of debt, and it may be modified, suspended or terminated at any time without prior notice.

Leverage Metrics - As of June 30, 2026, calculated as set forth in our Senior Credit Agreement (unaudited):

●	Consolidated First Lien Net Leverage Ratio 2.55 to 1.00
●	Consolidated Secured Net Leverage Ratio 3.71 to 1.00
●	Consolidated Total Net Leverage Ratio 5.73 to 1.00

Liquidity - As of June 30, 2026:

Cash – $176 million

●	Borrowing availability under our $750 million undrawn revolving credit facility - $745 million (reflecting only certain outstanding undrawn letters of credit)
●	Accounts receivable securitization facility of $400 million was fully drawn

Gray Media, Inc.
Earnings Release for the three and six-month periods ended June 30, 2026	Page 5 of 13

Acquisitions

●

During the three months ended June 30, 2026, we completed transactions involving television station acquisitions and divestitures with The E.W. Scripps Company (“Scripps”), Sagamore Hill Broadcasting, Inc. (“SGH”), Block Communications, Inc. (“BCI”) and Allen Media Group, Inc. (“Allen 7”) (collectively, the “2Q Acquisitions”).

●

On July 1, 2026, we acquired the non-license assets of six television stations from American Spirit Media, LLC (“ASM”) and the non-license assets of WHPM-TV, LLC (“WHPM”) for $43 million in cash. The acquisition of the remaining assets of ASM and WHPM are pending regulatory approval; however, no assurance can be given that we will receive the required regulatory approvals.

Guidance for the Quarter Ending September 30, 2026:

Based on our current forecasts for the quarter ending September 30, 2026, we anticipate the following key financial results, as outlined below in approximate ranges and as compared to the three months ended September 30, 2025, as well as certain currently anticipated full-year financial results. Our guidance includes estimated results for all television stations that were fully acquired as of August 7, 2026, as well as the ASM and WHPM stations.

As always, guidance may change in the future based on several factors and therefore may not reflect future actual results.

	Quarter Ending
	September 30, 2025	September 30, 2026 (Guidance)
	(Actual) (Unaudited)	Low	High
	(in millions)
Revenue (less agency commissions):
Core advertising	$355	Flat on an as reported basis
Political advertising	$8	$165	$185
Total revenue	$749	$935	$965

Net Retransmission Revenue	$132	$147	$150

Operating expenses (excluding depreciation, amortization and loss on disposal of assets):
Total broadcasting expense	$542	$590	$600
Total corporate and administrative expense	$28	$35	$40

	Year Ending
	December 31, 2026
	(Guidance)
Estimated supplemental full-year information (in millions):
Interest expense	$440
Amortization of deferred financing costs	$16
Preferred stock dividends	$50
Common stock dividends	$33
Capital expenditures	$120 - 130
Income tax payments, net of refunds	$80	-	100

Gray Media, Inc.
Earnings Release for the three and six-month periods ended June 30, 2026	Page 6 of 13

The Company

We are a multimedia company headquartered in Atlanta, Georgia. We are the nation’s largest owner of top-rated local television stations and digital assets. We serve 117 full-power television markets that collectively reach approximately 37% of US television households. The portfolio includes 78 markets with the top-rated television station and 101 markets with the first and/or second highest rated television station in average all-day ratings across the 116 of such markets that were measured by Nielsen in 2025. We also own the largest Telemundo Affiliate group with 46 markets and Gray Digital Media, a full-service digital agency offering national and local clients digital marketing strategies with the most advanced digital products and services. Our additional media properties include video production companies Raycom Sports, Tupelo Media Group, and PowerNation Studios, and studio production facilities Assembly Atlanta and Third Rail Studios.

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains certain forward-looking statements that are based largely on our current expectations and reflect various estimates and assumptions by us. These statements are statements other than those of historical fact and may be identified by words such as “estimates,” “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond our control, include: the inability to achieve estimates of future revenue, expenses, capital expenditures, and income tax payments, the inability to complete the pending acquisitions within the expected timeframes, or at all, including as a result of the failure to obtain necessary FCC or other regulatory approvals, and other future events. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained therein, which reports are made publicly available via our website, www.graymedia.com. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2025, and may be contained in reports subsequently filed with the U.S. Securities and Exchange Commission and available at www.sec.gov.

Conference Call Information

We will host a conference call to discuss our operating results for the quarter ended June 30, 2026, on Friday, August 7, 2026. The call will begin at 11:00 a.m. Eastern Time. The live dial-in number is 1-800-715-9871 or 1-646-307-1963 conference ID 3663076. The call will be webcast live and available for replay at www.graymedia.com. The taped replay of the conference call will be available at 1-800-770-2030 using conference ID 3663076 until September 4, 2026.

Gray Contact:

Web site: www.graymedia.com

Alan Gould, Vice President, Investor Relations, (404) 266-8333, alan.gould@graymedia.com

Gray Media, Inc.
Earnings Release for the three and six-month periods ended June 30, 2026	Page 7 of 13

GRAY MEDIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except for share data)

	June 30,	December 31,
	2026	2025
Assets:
Current assets:
Cash	$176	$368
Accounts receivable, net	193	205
Current portion of program broadcast rights, net	5	17
Income tax refunds receivable	1	6
Prepaid income taxes	83	35
Prepaid and other current assets	34	25
Total current assets	492	656

Property and equipment, net	1,522	1,509
Operating leases right of use asset	76	66
Broadcast licenses	5,463	5,309
Goodwill	2,693	2,642
Other intangible assets, net	109	157
Investment in broadcasting and technology companies	32	37
Deferred pension assets	21	21
Other	29	43
Total assets	$10,437	$10,440

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$143	$144
Employee compensation and benefits	95	103
Accrued interest	150	151
Other accrued expenses	73	47
Federal and state income taxes	4	5
Current portion of program broadcast obligations	5	18
Deferred revenue	22	20
Dividends payable	14	16
Current portion of operating lease liabilities	11	10
Current portion of long-term debt	-	2
Total current liabilities	517	516

Long-term debt, less current portion and deferred financing costs	5,808	5,742
Deferred income taxes	1,299	1,300
Operating lease liabilities, less current portion	68	59
Other	17	18
Total liabilities	7,709	7,635

Series A Perpetual Preferred Stock, no par value; cumulative; redeemable;designated 1,500,000 shares, issued and outstanding 600,000 shares an 650,000 shares, respectively ($600 and $650 aggregate liquidation value, respectively)	600	650

Stockholders’ equity:
Common stock, no par value; authorized 200,000,000 shares, issued 115,287,978 shares and 113,779,383 shares, respectively, and outstanding 93,115,076 shares and 92,444,984 shares, respectively	1,216	1,210
Class A common stock, no par value; authorized 25,000,000 shares, issued 12,978,335 shares and 12,198,808 shares, respectively, and outstanding 9,869,307 shares and 9,557,830 shares, respectively	72	67
Retained earnings	1,176	1,205
Accumulated other comprehensive loss, net of income tax	(4)	(4)
	2,460	2,478
Treasury stock at cost, common stock, 22,172,902 shares and 21,334,399 shares, respectively	(292)	(288)
Treasury stock at cost, Class A common stock, 3,109,028 shares and 2,640,978 shares, respectively	(40)	(35)
Total stockholders’ equity	2,128	2,155
Total liabilities and stockholders’ equity	$10,437	$10,440

Gray Media, Inc.
Earnings Release for the three and six-month periods ended June 30, 2026	Page 8 of 13

GRAY MEDIA, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(in millions, except for net income per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	(in millions, except for per share information)
Revenue (less agency commissions):
Broadcasting	$813	$754	$1,552	$1,509
Production companies	26	18	55	45
Total revenue (less agency commissions)	839	772	1,607	1,554
Operating expenses before depreciation, amortization, impairment and loss (gain) on disposal of long-lived assets, net:
Broadcasting	569	563	1,124	1,140
Production companies	22	20	50	40
Corporate and administrative	37	25	76	57
Depreciation	34	32	67	66
Amortization of intangible assets	21	28	53	57
Impairment of intangible assets	-	28	-	28
Loss (gain) on disposal of long-lived assets, net	20	(6)	20	(8)
Operating expenses	703	690	1,390	1,380
Operating income	136	82	217	174
Other income (expense):
Miscellaneous income, net	-	-	8	1
Interest expense	(117)	(117)	(234)	(235)
Gain from early extinguishment of debt	-	-	-	1
Income (loss) before income taxes	19	(35)	(9)	(59)
Income tax expense (benefit)	5	21	(3)	6
Net income (loss)	14	(56)	(6)	(65)
Preferred stock dividends	(13)	(13)	(26)	(26)
Deemed contribution on repurchase of Series A Perpetual Preferred Stock	20	-	20	-
Net income (loss) attributable to common stockholders	$21	$(69)	$(12)	$(91)

Basic per share information:
Net income (loss) attributable to common stockholders	$0.21	$(0.71)	$(0.12)	$(0.95)
Weighted-average shares outstanding	98	97	98	96

Diluted per share information:
Net income (loss) attributable to common stockholders	$0.21	$(0.71)	$(0.12)	$(0.95)
Weighted-average shares outstanding	100	97	98	96

Gray Media, Inc.
Earnings Release for the three and six-month periods ended June 30, 2026	Page 9 of 13

GRAY MEDIA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

	Six Months Ended
	June 30,
	2026	2025
Cash flow from operating activities:
Net loss	$(6)	$(65)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	67	66
Amortization of intangible assets	53	57
Amortization of deferred loan costs	7	8
Amortization of stock based compensation	11	12
Amortization of program broadcast rights	13	12
Payments on program broadcast obligations	(14)	(14)
Deferred income taxes	(1)	(35)
Loss (gain) on disposal of long-lived assets, net	20	(2)
Gain on sale of investment	(8)	(6)
Gain from early extinguishment of debt	-	(1)
Impairment of other intangible assets	-	28
Other	-	7
Changes in operating assets and liabilities:
Accounts receivable, net	14	120
Income tax receivable or prepaid	(43)	-
Other current assets	(6)	(6)
Accounts payable	26	26
Employee compensation, benefits and pension cost	(9)	(28)
Accrued interest	-	(17)
Income taxes payable	(1)	3
Deferred revenue	1	(2)
Net cash provided by operating activities	124	163

Cash flows from investing activities:
Acquisitions of television businesses and licenses, net of cash acquired	(264)	-
Purchases of property and equipment	(36)	(40)
Proceeds from asset sales	2	14
Proceeds from sale of investment	10	22
Investment in broadcast, production and technology companies	-	(8)
Other	(2)	(2)
Net cash used in investing activities	(290)	(14)

Cash flows from financing activities:
Proceeds from borrowings on long-term debt	70	130
Repayments of borrowings on long-term debt	(13)	(168)
Repurchase of Series A preferred stock	(30)	-
Payment of common stock dividends	(17)	(16)
Payment of preferred stock dividends	(27)	(26)
Payment of taxes related to net share settlement of equity awards	(9)	(5)
Net cash used in financing activities	(26)	(85)
Net (decrease) increase in cash	(192)	64
Cash at beginning of period	368	135
Cash at end of period	$176	$199

Supplemental non-cash investing activities:
Non-cash exchange of television stations	$70	$-

Supplemental non-cash financing activities:
Deemed contribution on repurchase of Series A Perpetual Preferred Stock	$20	$-

Gray Media, Inc.
Earnings Release for the three and six-month periods ended June 30, 2026	Page 10 of 13

Non-GAAP Terms
This earnings release includes certain non-GAAP financial measures, such as “Adjusted EBITDA” and “Net Retransmission Revenue.” We present these measures, in addition to results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), because management believes they are useful in evaluating the performance of the business. Adjusted EBITDA is calculated as net income (loss), adjusted for income tax expense (benefit), interest expense, gain or loss on extinguishment of debt, non-cash stock-based compensation costs, non-cash 401(k) expense, depreciation, amortization of intangible assets, impairment of goodwill and other intangible assets, impairment of investments, loss (gain) on asset disposals and certain other miscellaneous items. Net Retransmission Revenue is calculated as retransmission consent revenue less broadcasting network affiliation fees. See “Selected Operating Data” above for a reconciliation of Net Retransmission Revenue to the most comparable GAAP metric. We consider Adjusted EBITDA and Net Retransmission Revenue to be indicators of our operating performance.

In addition to results prepared in accordance with GAAP, “Leverage Ratio Denominator” is a metric that management uses to calculate our compliance with certain financial covenants in our indebtedness agreements. This metric is calculated as specified in our Senior Credit Agreement and is a significant measure that represents the denominator of a formula used to calculate compliance with certain material financial covenants within the Senior Credit Agreement that govern our ability to incur indebtedness, incur liens, make investments and make restricted payments, among other limitations usual and customary for credit agreements of this type. Accordingly, management believes this metric may be useful to investors to understand how we assess compliance with our Senior Credit Agreement. Leverage Ratio Denominator gives effect to the revenue and broadcast expenses of all completed acquisitions and divestitures as if they had been acquired or divested, respectively, on July 1, 2024. It also gives effect to certain operating synergies expected from the acquisitions and related financings and adds back professional fees incurred in completing the various transactions. Certain financial information related to the acquisitions, if applicable, has been derived from, and adjusted based on, unaudited, un-reviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the completeness or accuracy of such information, or that our actual results would not differ materially from this financial information if the acquisitions had been completed on the stated date. In addition, the presentation of Leverage Ratio Denominator as determined in the Senior Credit Agreement and the adjustments to such information, including expected synergies, if applicable, resulting from such transactions, may not comply with GAAP or the requirements for pro forma financial information under Regulation S-X under the Securities Act of 1933, and should not be relied upon as indicative of future results. Leverage Ratio Denominator, as determined in the Senior Credit Agreement, represents an average amount for the preceding eight quarters then ended.

Our “Specified Transaction Costs and Expenses” are defined in our Senior Credit Agreement and include incremental expenses incurred specific to acquisitions and divestitures, including but not limited to legal and professional fees, severance and incentive compensation, and contract termination fees. We present certain line items from our selected operating data, net of Transaction Related Expenses, to enhance the comparability of our operating expenses and results of operations across periods.

Our “Consolidated First Lien Net Debt”, “Consolidated Secured Net Debt” and “Consolidated Total Net Debt” in each case presented net of all cash, represents the amount of outstanding principal of our long-term debt, plus certain other obligations as defined in our Senior Credit Agreement for the applicable amount of indebtedness.

These non-GAAP measures are not defined by GAAP, and our definitions may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such measures are used by management in addition to, and in conjunction with, results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

Gray Media, Inc.
Earnings Release for the three and six-month periods ended June 30, 2026	Page 11 of 13

Reconciliation of Adjusted EBITDA (Unaudited):

	Three-Months Ended		Six-Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	(in millions)
Net income (loss)	$14	$(56)	(6)	(65)
Adjustments to reconcile from net income (loss) to Adjusted EBITDA:
Depreciation	34	32	67	66
Amortization of intangible assets	21	28	53	57
Non-cash stock-based compensation	3	5	11	12
Impairment of intangible assets	-	28	-	28
Loss (gain) on disposal of long-lived assets, net	20	(6)	20	(8)
Miscellaneous (income) expense, net	-	-	(8)	(1)
Interest expense	117	117	234	235
(Gain) from early extinguishment of debt	-	-	-	(1)
Income tax expense (benefit)	5	21	(3)	6
Adjusted EBITDA	$214	$169	$368	$329

Supplemental Information:
Amortization of deferred loan costs	$3	$4	$7	$8
Preferred stock dividends	$13	$13	$26	$26
Common stock dividends	$9	$8	$17	$16
Purchases of property and equipment	$17	$25	$36	$40
Income taxes paid, net of refunds	$47	$39	$42	$39

Gray Media, Inc.
Earnings Release for the three and six-month periods ended June 30, 2026	Page 12 of 13

Calculation of Leverage Ratio Denominator, Consolidated First Lien Net Leverage Ratio and Consolidated Secured Net Leverage Ratio and Consolidated Total Net Leverage Ratio as each is defined in our Senior Credit Agreement (Unaudited):

Eight Quarters
Ended
June 30, 2026
(dollars in millions)

Net income	$175
Adjustments to reconcile from net income to Leverage Ratio Denominator as defined in our Senior Credit Agreement:
Depreciation	272
Amortization of intangible assets	219
Non-cash stock-based compensation	43
Loss on disposal of assets, net	21
Interest expense	961
Gain on early extinguishment of debt	(31)
Income tax expense	48
Impairment of investments, goodwill and other intangible assets	74
Amortization of program broadcast rights	55
Payments for program broadcast rights	(55)
Pension expense	2
Adjustments for unrestricted subsidiaries	40
Adjustments for stations acquired or divested, financings and expected synergies during the eight quarter period	144
Specified Transaction Costs and Expenses	18
Other	1
Total eight quarters ended June 30, 2026	$1,987
Leverage Ratio Denominator (total eight quarters ended June 30, 2026, divided by 2)	$994

June 30, 2026
(dollars in millions)

Total outstanding principal secured by a first lien	$2,709
Cash	(176)
Consolidated First Lien Net Debt	$2,533
Consolidated First Lien Net Leverage Ratio (maximum permitted incurrence is 3.50 to 1.00) (1)	2.55

Total outstanding principal secured by a lien	$3,859
Letter of credit outstanding	5
Cash	(176)
Consolidated Secured Net Debt	$3,688
Consolidated Secured Net Leverage Ratio (maximum permitted incurrence is 5.50 to 1.00) (2)	3.71

Total outstanding principal, including current portion	$5,867
Letters of credit outstanding	5
Cash	(176)
Consolidated Total Net Debt	$5,696
Consolidated Total Net Leverage Ratio (maximum permitted incurrence is 7.00 to 1.00)	5.73

(1) At any time any amounts are outstanding under our revolving credit facility, our maximum Consolidated First Lien Net Leverage Ratio cannot exceed 4.25 to 1.00.

(2) For our 2032 2L Notes the maximum permitted Second Lien incurrence is 4.5 to 1.00.

Gray Media, Inc.
Earnings Release for the three and six-month periods ended June 30, 2026	Page 13 of 13